UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.01 per share	Trading Symbol(s) EBMT	Name of each exchange on which registered Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01         Other Events

On March 10, 2022, Eagle Bancorp Montana, Inc. (“Eagle”) received the regulatory approval (the “FRB Approval”) of the Federal Reserve Bank of Minneapolis (the “FRB Minneapolis”) in connection with the Agreement and Plan of Merger, dated September 30, 2021 (the “Merger Agreement”), by and among Eagle, Eagle’s wholly-owned subsidiary, Opportunity Bank of Montana (“Opportunity Bank”), First Community Bancorp, Inc. (“FCB”), and FCB’s wholly-owned subsidiary, First Community Bank. In addition, the FRB Minneapolis approved Eagle’s request for a waiver from the requirement to file an application under the Bank Holding Company Act of 1956 to acquire FCB pursuant to the Merger Agreement. The Montana Division of Banking and Financial Institutions has previously approved the transactions contemplated by the Merger Agreement. The shareholders of Eagle and FCB have approved the Merger Agreement and the merger provided for thereunder at special meetings of Eagle and FCB shareholders held on January 26, 2022.

The parties to the Merger Agreement currently anticipate that the proposed merger will close on or around April 30, 2022, subject to satisfaction of customary closing conditions.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Eagle’s and FCB’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in Eagle’s reports filed with the SEC and those identified elsewhere in this report, the following factors, among others, could cause actual results to differ materially from forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between the Company and FCB; the outcome of any legal proceedings that may be instituted against the Company or FCB; the ability to meet the remaining closing conditions to the merger; delay in closing the merger; difficulties and delays in integrating the FCB business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers and acquisitions; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board or the Department of Justice and legislative and regulatory actions and reforms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.
Date: March 16, 2022	By :	/s/ Peter J. Johnson Peter J. Johnson President and Chief Executive Officer

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